EXHIBIT 2.1

                    CERTIFICATE OF INCORPORATION, AS AMENDED

                          CERTIFICATE OF INCORPORATION
                                       OF
                       HOSPITAL SOFTWARE OF AMERICA, INC.

         FIRST: The name of the corporation is:
                  HOSPTIAL SOFTWARE OF AMERICA, INC.
         SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958-9776, County of Sussex. The registered agent in charge thereof is HARVARD BUSINESS SERVICES, INC.
         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.
         FOURTH: The total number of shares of stock which the corporation is authorized to issue is 500,000,000 shares having a par value of $0.00001 per share.
         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.
         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.
         SEVENTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.
         EIGHTH: The incorporator is Harvard Business Systems, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9776. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation.
         NINTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
         TENTH: To acquire the shareholders only of the predecessor corporation of the same name incorporated on July 22, 1983 and went void on March 1, 1995.

         I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 12th day of October, 1995.


Signed and Attested to by:       /s/ RICHARD H. BELL
                                --------------------------------------------
                                Richard H. Bell, President & Secretary
                                HARVARD BUSINESS SERVICES, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

HOSPITAL SOFTWARE OF AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors HOSPITAL SOFTWARE OF AMERICA, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, To authorize a reverse stock split of its common stock, one share for each 10,000 share, reducing the issued and outstanding shares from 300,000,000 to 30,000 shares. To authorize an increase of common shares authorized from 25,000,00 to 50,000 with a par value of $0.0001.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "FIRST & FOURTH:" so that, as amended said Article shall be and read as follows:

         FIRST: The name of the corporation is NEW HEALTH TECHNOLOGIES, INC.

         FOURTH: The amount of total authorized shares which the corporation is authorized to issue is 25,000,000 shares of common stock having a par value of $0.0001 per share and 10,000,000 shares of cumulative convertible preferred stock having a par value of $0.001 per share.

         All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.

         The board of directors is authorized, subject to limitations prescribed by law and the provisions of Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designations, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by a quorum of shareholders of the corporation on December 5, 1995. There are 300,000,000 outstanding shares, of which 153,500,000 shares voted for the amendment and 0 against in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

FIFTH: That this amendment shall become effective at 9:00 a.m. on the 28th day of November 1995.

SIXTH: To acquire the shareholders only of NEW HEALTH TECHNOLOGIES, INC. a Utah corporation, file number 186652, on a one for one basis. The amendment to the Articles of Incorporation was approved by the majority of the shareholders of the Utah corporation with 33,141,500 shares voting for the amendment and zero voting against.

IN WITNESS WHEREOF, said HOSPITAL SOFTWARE OF AMERICA, INC., has caused this certificate to be signed by an authorized officer, this 29th day of November, 1995.


                          By:     /s PAUL PARSHALL, PRESIDENT
                             -------------------------------------
                              Authorized Officer (title)

                                    AFFIDAVIT

I hereby certify that no 1120 Forms were filed with the I.R.S., the company has no assets or liabilities, there are currently 14 million common shares issued and outstanding, and I am the President of New Health Technologies, Inc.

I hereby swear the information stated in the above affidavit is true and exact.


   /s/ PAUL L. PARSHALL
--------------------------------
Paul L. Parshall


STATE OF
COUNTY OF

         BEFORE ME an officer duly authorized to administer oaths and take acknowledgements personally appeared Paul L. Parshall, well known to me or who produced the following form of identification and that he acknowledged and executed the same freely and voluntarily and that an oath (was) (was not) taken.

         Witness my hand and official seal in County and State last aforesaid this 27th day of August, 1996.


                                      /s/ BETSY HAMM BASS
                                      ------------------------------------------
                                      Printed Name
                                      Notary Public
                                      My Commission Expires:
                                                          BETSY HAMM BASS
                                                   NOTARY PUBLIC, STATE OF OHIO
                                                   MY COMMISSION EXPIRES 1-31-99

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 08/28/1996
                                                       960261366 - 2551095

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NEW HEALTH TECHNOLOGIES, INC.

NEW HEALTH TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That at a meeting of the Board of Directors of NEW HEALTH TECHNOLOGIES, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, To authorize a reverse stock split of its Common Stock, one (1) share for each thirty- five (35) shares, reducing the issued and outstanding shares from 14,000,000 to 400,000 shares. To authorize an increase of Common shares authorized to 25,000,000.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof so that, as amended said Article shall be and read as follows:

         "The name of the corporation is PUBBS WORLDWIDE, INC."

         "The total number of authorized shares which the corporation is authorized to issue is 25,000,000 share of Common Stock having a par value of $0.001 per share and 5,000,000 shares of callable cummulative convertible Preferred Stock having a par value of $0.001 per share."

All shares of Common and Preferred Stock shall be identical and each share of Common and Preferred Stock shall be entitled to one vote on all matters.

The Board of Directors is authorized, subject to limitations prescribed by law and the Articles, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by a quorum of shareholders of the corporation on August 28, 1996. There were 14,000,000 outstanding shares, of which 7,041,500 shares voted for the amendment and 0 against in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

PAGE TWO

FIFTH: That this amendment shall become effective at 9:00 AM on the 28th day of August, 1996.

IN WITNESS WHEREOF, said NEW HEALTH TECHNOLOGIES, INC., has caused this certificate to be signed by its authorized officer, ths 28th day of August, 1996.



     /s/ DAVID UNGAR
----------------------------
AUTHORIZED OFFICER
David Ungar
President

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 04/05/1999
                                                         991131552 - 2551095

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PUBBS WORLDWIDE, INC.

         PUBBS WORLDWIDE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of PUBBS WORLDWIDE, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is CHASEN'S INTERNATIONAL CORPORATION

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said PUBBS WORLDWIDE, INC., has caused this certificate to be signed by its Authorized Officer this 5 Day of APRIL , 1999.

                       BY:    /s/ GARRETT K. KRAUSE             - Signature
                          --------------------------------------
                       Name:     GARRETT K. KRAUSE              - please print
                            ------------------------------------
                       Title:     PRESIDENT                     - please print
                             -----------------------------------
                       Authorized Officer

                                                    STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 07/06/1999
                                                   991274457 - 2551095


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CHASEN'S INTERNATIONAL CORPORATION

CHASEN'S INTERNATIONAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of CHASEN'S INTERNATIONAL CORPORATION, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the Stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended said Article shall be and read as follows:

FIRST: The name of the Corporation is Tril-MediaNet.com, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, said CHASEN'S INTERNATIONAL CORPORATION has caused this certificate to be signed by its Authorized Officer this 1st day of July, 1999.

                          BY:    /s/ GARRETT K. KRAUSE           - Signature
                             ------------------------------------
                          Name:     GARRETT K. KRAUSE            - please print
                               ----------------------------------
                          Title:     PRESIDENT                   - please print
                                ---------------------------------
                          Authorized Officer

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:10 AM 11/21/2000
                                                        001584239 - 2551095

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TRIL-MEDIANET.COM, INC.

FIRST: That at a meeting of the Board of Directors of Truil-MediaNet.com, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and that consent of stockholders in lieu of meeting would be sought for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

         FIRST: The name of the corporation is Tec Factory, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent by a majority of the shareholders was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware, which consent was signed by the necessary number of shares as required by statute and which voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.



                                  By:     /s/ ROBERT G. TAYLOR
                                     ------------------------------------
                                     Rob Taylor, President

                                                        State of Delaware
                                                        Secretry of State
                                                     Division of Corporations
                                                   Delivered 03:26 PM 02/17/2004
                                                     FILED 03:16 PM 02/17/2004
                                                   SRV 040109615 - 2551095 FILE



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

TEC FACTORY, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a  meeting  of the  Board  of  Directors  of TEC  FACTORY,  INC.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

            The name of the corporation is HeartSTAT Technology, Inc.

SECOND: That at a meeting of the Board of Directors of TEC FACTORY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

                  The total number of authorized shares which the corporation is authorized to issue 80,000,000 shares of common stock having a par value of $.001 per share and 5,000,000 shares of convertible preferred stock having a par value of $.001 per share.

THRID: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TEC FACTORY, INC. has caused this certificate to be signed by an authorized officer, this 13th day of February, 2004.

                           By: /s/ KRISTEN CORRI            - Signature
                              ------------------------------

                           Name:   Kristen Corri

                           Title:  Secretary